EX-FILING FEES

Calculation of Filing Fee Tables

Form F-10

(Form Type)

FORTIS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares	457(o)	(1)(2)	(1)(2)	-	US$110.2 per US$1,000,000	-
	Equity	First Preference Shares		(1)(2)	(1)(2)	-		-
	Equity	Second Preference Shares		(1)(2)	(1)(2)	-		-
	Other	Subscription Receipts		(1)(2)	(1)(2)	-		-
	Debt	Debt Securities		(1)(2)	(1)(2)	-		-
Fees Previously Paid	-				-	-	-	-
	Total Offering Amounts				-	US$1,494,200,000(3)	-	US$164,660.84
	Total Fees Previously Paid				-	-	-	-
	Total Fee Offsets				-	-	-	US$164,660.84(4)
	Net Fee Due				-	-	-	US$0(4)

(1) There are being registered under this Registration Statement such indeterminate number of common shares, first preference shares, second preference shares, subscription receipts and debt securities of the Registrant, including an indeterminate number of such securities that may be issued upon conversion or exchange of subscription receipts or debt securities, as shall have an aggregate initial offering price not to exceed C$2,000,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2) Includes securities that are to be offered outside the United States but may be resold from time to time in the United States in transactions subject to registration under the Securities Act of 1933, as amended (the “Securities Act”).

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act and based on a maximum aggregate offering price of C$2,000,000,000 and the Bank of Canada daily exchange rate on November 18, 2022 of US$0.7471 per C$1.00.

(4) See footnote (1) to Table 2 below.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Fortis Inc.	F-10	333-250996	November 27, 2020		US$164,660.84(1)	(2)	(2)	(3)	US$1,528,800,000
Fee Offset Sources	Fortis Inc.	F-10	333-250996		November 27, 2020						US$66,796.43(1)(4)
	Fortis Inc.	F-10	333-228593		November 29, 2018						US$71,774.88(1)(4)
	Fortis Inc.	F-10	333-214787		November 23, 2016						US$26,089.53(1)(4)

(1) The Registrant previously paid US$166,792.08 in registration fees (of which the Registrant transferred funds in the amount of US$66,796.43 and used offsets for the balance of the fees in the amount of US$99,994.95) with respect to the Registration Statement on Form F-10 (File No. 333-250996) filed with the Securities and Exchange Commission (the “SEC”) on November 27, 2020, as amended on December 4, 2020 (the “2020 Registration Statement”), all of which remained unutilized and is therefore available for future registration fees pursuant to Rule 457(p) under the Securities Act. The Registrant previously paid US$227,795.40 in registration fees (of which the Registrant transferred funds in the amount of US$71,774.88 and used offsets for the balance of the fees in the amount of US$156,020.52) with respect to the Registration Statement on Form F-10 (File No. 333-228593) filed with the SEC on November 29, 2018, as amended on December 7, 2018 (collectively, the “2018 Registration Statement”), of which US$99,994.95 remained unutilized and was used to offset the total registration fees required for the 2020 Registration Statement. The Registrant previously paid US$431,032.10 in registration fees with respect to the Registration Statement on Form F-10 (File No. 333-214787) filed with the SEC on November 23, 2016, as amended on November 30, 2016 (collectively, the “2016 Registration Statement”), of which US$156,020.52 remained unutilized and was used to offset the total registration fees required for the 2018 Registration Statement. As the total registration fee required for this Registration Statement is US$164,660.84, taking into consideration the available offset of US$166,792.08 from the 2020 Registration Statement, the Registrant has accordingly transmitted US$0 otherwise due under this Registration Statement.

(2) An indeterminate amount of securities to be offered at indeterminate offering prices not to exceed C$2,000,000,000 was registered pursuant to this registration statement.

(3) The Registrant has terminated or completed any offerings that included the unsold securities under the 2020 Registration Statement.

(4) The contemporaneous fee payment made with the 2020 Registration Statement was US$66,796.43, the contemporaneous fee payment made with the 2018 Registration Statement was US$71,774.88, and the contemporaneous fee payment made with the 2016 Registration Statement was US$431,032.10. As the contemporaneous fee payment made with the 2020 Registration Statement is less than the offset being claimed, the remainder of the claimed offset for this registration statement can be traced to the 2018 Registration Statement and the 2016 Registration Statement.